EXHIBIT 23-2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus-Proxy Statement and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements and schedules of Health Images, Inc. included or incorporated by reference in its Annual Report on Form

10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                              JOSEPH DECOSIMO AND COMPANY, LLP



Atlanta, Georgia
January 29, 1997